UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2006

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Clint Moore Road, Boca Raton, Florida		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-322-4321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, the Company entered into a Severance Agreement with each of Robert J. Colletti, CFO, and Frank E. Stearns, SVP Professional Services. Each Severance Agreement provides that if the individual's employment is terminated by the Company other than for Cause, death or disability, or by the individual with Good Reason, as those terms are defined in the Severance Agreement, then the individual is entitled to severance benefits including one year's salary and target bonus, one-year's accelerated vesting of certain equity awards, and reimbursement of certain health insurance costs for up to a year. As a condition to receipt of the severance benefits, the individual must sign a release in favor of the Company. If the individual engages in specified activities, including working on behalf of competitors or violation of legal or contractual duties to the Company, the Company may cease severance benefits and recover severance benefits previously conferred. Copies of the Severance Agreements are attached as exhibits to this Form 8-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

August 4, 2006	By:	/s/Brian W. Copple

Name: Brian W. Copple
Title: Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement dated July 31, 2006 between Eclipsys Corporation and Robert J. Colletti
10.2	Severance Agreement dated July 31, 2006 between Eclipsys Corporation and Frank E. Stearns